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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : October 18, 1999


                              ARMOR HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                        0-18863                59-3392443
-------------------------------        ------------           ----------------
(State or other jurisdiction of        (Commission            (I.R.S. Employer
 incorporation or organization)        File Number)          Identification No.)



                           1400 Marsh Landing Parkway
                                    Suite 112
                                  Jacksonville, Florida      32250
                   (Address of principal executive offices)  (Zip Code)

       Registrant's telephone number, including area code: (904) 741-5400


                          13386 International Parkway
                             Jacksonville, FL 32218
         (Former name or former address, if changed since last report.)

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Item 5. Other Events.

     On October 18, 1999, the Board of Directors of Armor Holdings, Inc. (the "Company") approved a stock repurchase program pursuant to which the Company is authorized, depending upon market conditions and other factors, to repurchase up to a maximum of 10% of its Common Stock in the open market, in privately negotiated transactions or otherwise. Such repurchases will be made in accordance with applicable rules and regulations, and may be discontinued at any time. The new repurchase program will replace the Company's previous repurchase program, which was adopted in August 1998, and will be in effect until December 31, 2001. The Company's existing credit facility limits repurchases pursuant to a stock repurchase program to $10 million. The Company is seeking a waiver from its banks to comply with its existing credit agreement.

     The Company's press release dated October 18, 1999 announcing the stock repurchase program is filed as Exhibit 99.1 to, and is incorporated by reference in, this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.

     Not Applicable.

(b)  Pro Forma Financial Information.

     Not Applicable.

(c)  Exhibits.


     Number            Description
     ------            -----------
      99.1             Press Release of the Company dated October 18, 1999


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                               Armor Holdings, Inc.

                                              By: /s/ Nicholas Winiewicz
Date: October 22, 1999                        ----------------------------
      -----------------                       Nicholas Winiewicz
                                              Chief Financial Officer